Exhibit 10.64
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
AGREEMENT, dated as of April 20, 2011, between Guy Carpenter & Company LLC and/or subsidiaries thereof (the “Employer”), the parents and affiliates of which comprise Marsh & McLennan Companies, Inc. (the “Company”), and Alexander Moczarski, an employee of the Employer (the “Executive”).

R E C I T A L S:

This Agreement is entered into in consideration of the (a) Executive’s employment by the Employer in a senior executive position, (b) Executive’s eligibility for certain bonus compensation of Employer, and (c) Executive’s access to confidential information and trade secrets belonging to Employer.

NOW, THEREFORE, the Employer and the Executive hereby agree to be bound by this Non-Competition and Non-Solicitation Agreement, as follows:

1.Confidential Information and Trade Secrets
(a)Executive understands and acknowledges that as an executive of the Company, Executive will learn or have access to, or may assist in the development of, highly confidential and sensitive information and trade secrets about the Company, its operations and its clients, and that providing its clients with appropriate assurances that their confidences will be protected is crucial to the Company’s ability to obtain clients, maintain good client relations, and conform to contractual obligations. Such Confidential Information and Trade Secrets include but are not limited to: (i) financial and business information relating to the Company, such as information with respect to costs, commissions, fees, profits, sales, markets, mailing lists, strategies and plans for future business, new business, product or other development, potential acquisitions or divestitures, and new marketing ideas; (ii) product and technical information relating to the Company, such as product formulations, new and innovative product ideas, methods, procedures, devices, machines, equipment, data processing programs, software, software codes, computer models, and research and development projects; (iii) client information, such as the identity of the Company’s clients, the names of representatives of the Company’s clients responsible for entering into contracts with the Company, the amounts paid by such clients to the Company, specific client needs and requirements, specific client risk characteristics, policy expiration dates, policy terms and conditions, information regarding the markets or sources with which insurance is placed, and leads and referrals to prospective clients; (iv) personnel information, such as the identity and number of the Company’s other employees, their salaries, bonuses, benefits, skills, qualifications, and abilities; (v) any and all information in whatever form relating to any client or prospective client of the Company, including but not limited to, its business, employees, operations, systems, assets, liabilities, finances, products, and marketing, selling and operating practices; (vi) any information not included in (i) or (ii) above which Executive knows or should know is subject to a restriction on disclosure or which Executive knows or should know is considered by the Company or the Company's clients or prospective clients to be confidential, sensitive, proprietary or a trade secret or is not readily available to the public; and (vii) intellectual property, including inventions and copyrightable works. Confidential Information and Trade Secrets are not generally known or available to the general public, but have been developed, compiled or acquired by the Company at its great effort and expense. Confidential Information and Trade Secrets can be in any form: oral, written or machine readable, including electronic files.
(b)Executive acknowledges and agrees that the Company is engaged in a highly competitive business and that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information and Trade Secrets which were developed, compiled and acquired by the Company at its great effort and expense. Executive further acknowledges and agrees that any disclosing, divulging, revealing, or using of any of the Confidential Information and Trade Secrets, other than in connection with the Company’s business or as specifically authorized by the Company, will be highly detrimental to the Company and cause it to suffer serious loss of business and pecuniary damage.
(c)At all times prior to and following the Executive’s termination of employment, the Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or any subsidiary, including such trade secret or proprietary or confidential information of any customer or client or other entity to which the Company or any subsidiary owes an obligation not to disclose such information, which the Executive acquires during the Executive’s employment with the Company or any subsidiary, including but not limited to records kept in the ordinary course of business except: (i) as such disclosure or use may be required or appropriate in connection with the Executive’s work as an employee of the Company or any subsidiary; (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or any subsidiary or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order the Executive to divulge, disclose or make accessible such information; or (iii) as to such confidential information that becomes generally known to the public or trade without the Executive’s violation of this Agreement.
(d)Immediately upon the termination of employment with the Company for any reason, or at any time the Company so requests, Executive will return to the Company: (i) any originals and all copies of all files, notes, documents, slides (including transparencies), computer disks, printouts, reports, lists of the Company’s clients or leads or referrals to prospective clients, and other media or property in Executive’s possession or control which contain or pertain to Confidential Information or Trade Secrets; and (ii) all property of the Company, including but not limited to supplies, keys, access devices, books, identification cards, computers, telephones and other equipment. Executive agrees that upon completion of the obligations set forth in this subparagraph and if requested by the Company, Executive will execute a statement in a form provided by the Company declaring that he or she has retained no property of the Company or materials containing Confidential Information nor has he or she supplied the same to any person, except as required to carry out his or her duties as an executive of the Company.

2.Non-Competition
(a)    Executive acknowledges and agrees that the Company is engaged in a highly competitive business and that by virtue of Executive’s position and responsibilities with the Company and Executive’s access to the Confidential Information and Trade Secrets, engaging in any business which is directly competitive with the Company will cause it great and irreparable harm.
(b)    Accordingly, both during the Executive’s employment with the Company or any subsidiary and during the twelve (12) month period following the cessation of the Executive’s employment with the Company or any subsidiary, whether voluntarily or involuntarily and for any reason, the Executive shall not, without the express written consent of the Chief Executive Officer of the Company, directly or indirectly own, manage, operate or control, or be employed in a capacity similar to the position(s) held by Executive with the Company by any company or entity engaged in such segment(s) of the Company’s Business for which Executive had responsibility or about which Employee had knowledge of or access to Confidential Information and Trade Secrets while employed by the Company. For purposes of this Agreement, the Company’s “Business” means the provision of insurance brokerage and risk management services of the type provided by the Company and its subsidiaries and affiliates. In recognition of the international nature of the Company’s Business which includes the sale of its products and services globally, this restriction shall apply in all countries throughout the world where the Company does business as of the date of termination of the Executive’s employment with the Company. It is specifically agreed and understood that the Executive’s acceptance of employment with an insurance or reinsurance carrier following termination of Executive’s employment with the Company is not prohibited by this Agreement.
3.Non-Solicitation of Clients
(a)The Executive acknowledges and agrees that solely by reason of employment by the Company, the Executive has and will come into contact with a significant number of the Company’s clients and prospective clients and have access to Confidential Information and Trade Secrets relating thereto, including those regarding the Company’s clients, prospective clients and related information.
(b)    Consequently, during the twelve (12) month period following the cessation of the Executive’s employment with the Company or any subsidiary, whether voluntarily or involuntarily and for any reason, the Executive shall not, without the express written consent of the Chief Executive Officer of the Company, directly or indirectly: (i) solicit clients of the Company for the purpose of selling or providing products or services of the type sold or provided by the Executive while employed by the Company; or (ii) induce clients or prospective clients of the Company to terminate, cancel, not renew, or not place business with the Company; or (iii) perform or supervise the performance of services or provision of products of the type sold or provided by the Executive while he or she was employed by the Company on behalf of any clients or prospective clients of the Company. This restriction shall apply only to those clients or prospective clients of the Company with whom the Executive had contact or about whom the Executive obtained Confidential Information or Trade Secrets during the last two (2) years of his or her employment with the Company. For the purposes of this Section, the term “contact” means interaction between the Executive and the client which takes place to further the business relationship, or making (or assisting or supervising the making of) sales to or performing or providing (or assisting or supervising the performance or provision of) services or products for the client on behalf of the Company. For purposes of this Section 2, the term “contact” with respect to a “prospective” client means interaction between the Executive and a potential client of the Company which takes place to obtain the business of the potential client on behalf of the Company.
4.Non-Solicitation of Employees
The Executive acknowledges and agrees that solely as a result of employment with the Company, and in light of the broad responsibilities of such employment which include working with other employees of the Company, the Executive has and will come into contact with and acquire confidential information and trade secrets regarding the Company’s other employees. Accordingly, during the Executive’s employment with the Company or any subsidiary and during the twelve (12) month period following the cessation of the Executive’s employment with the Company or any subsidiary, whether voluntarily or involuntarily and for any reason, the Executive shall not, without the express written consent of the Chief Executive Officer of the Company the Executive shall not, either on the Executive’s own account or on behalf of any person, company, corporation, or other entity, directly or indirectly, solicit, or endeavor to cause any employee of the Company with whom the Executive, during the last two (2) years of his or her employment with the Company, came into contact for the purpose of soliciting or servicing business or about whom the Employee obtained confidential information to leave employment with the Company.

5.Enforcement
(a)    The Executive acknowledges and agrees that the covenants contained in this Agreement are reasonable and necessary to protect the confidential information and goodwill of the Company and its subsidiaries. The Executive further represents that his experience and capabilities are such that the provisions of this Agreement will not prevent him from earning a livelihood.
(b)    The Executive acknowledges and agrees that compliance with the covenants set forth in this Agreement is necessary to protect the Confidential Information and Trade Secrets, business and goodwill of the Company, and that any breach of this Agreement will result in irreparable and continuing harm to the Company, for which money damages may not provide adequate relief. Accordingly, in the event of any breach or anticipatory breach of this Agreement by the Executive, or the Executive’s claim in a declaratory judgment action that all or part of this Agreement is unenforceable, the parties agree that the Company shall be entitled to the following particular forms of relief as a result of such breach, in addition to any remedies otherwise available to it at law or equity: (a) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach, and the Executive hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (b) recovery of all reasonable sums and costs, including attorneys’ fees, incurred by the Company to defend or enforce the provisions of this Agreement.
(c)    In the event the Company is required to enforce any of its rights hereunder through legal proceedings, the parties acknowledge that it may be difficult or impossible to ascertain the precise amount of damages or lost profits incurred by the Company. Therefore, in the event of any breach by Executive of Section 3 of this Agreement, in addition to any other relief available to the Company at law or in equity, Executive agrees that the damages for each client lost in whole or in part by the Company as a result of my breach shall be 200% of the gross commissions and fees received by the Company from such client during the twelve (12) months preceding the cessation of my employment. In arriving at this calculation, Executive agrees that the Company and Executive have considered the following factors: (i) the value of the clients; (ii) the business of the Company; (iii) the type and quality of the clients; (iv) the substantial amount of time, effort and expense incurred by the Company in acquiring, developing and maintaining the clients; (v) the number of years the Company typically retains such clients; (vi) the profitability of renewal business; and (vii) various other factors relating to the relationship between the Company and the clients. Executive further agrees that Executive shall be obligated to reimburse the Company for all reasonable costs, expenses and counsel fees incurred by the Company in connection with the enforcement of its rights hereunder.
(d)    The restrictive periods set forth in this Agreement (including those set forth in Sections 2, 3 and 4 hereof) shall not expire and shall be tolled during any period in which the Executive is in violation of such restrictive periods, and therefore such restrictive periods shall be extended for a periods equal to the durations of the Executive’s violations thereof.
6.Employment At-Will
The Executive understands that this Agreement does not constitute a contract of employment and does not promise or imply that his or her employment will continue for any period of time. Unless otherwise agreed to under any separate employment contract between the Executive and the Company whether executed prior to this Agreement or at any time hereafter, employment with the Company is “at will” and may be terminated either by the Executive or the Company at any time, with or without cause, and with or without notice.
7.Miscellaneous
(a)    Governing Law; Choice of Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions. The parties being desirous of having any disputes resolved in a forum having a substantial body of law and experience with the matters contained herein, the parties agree that any action or proceeding with respect to this Agreement and Executive’s employment shall be brought exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and the parties agree to the personal jurisdiction thereof. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in the said court(s), and further irrevocably waive any claim they may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum. Executive recognizes that, should any dispute or controversy arising from or relating to this agreement be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of confidential information or trade secrets may be jeopardized. Consequently, Executive agrees that all issues of fact shall be severed for trial without a jury.
(b)    Severability. The parties agree they have attempted to limit the scope of the post-employment restrictions contained herein to the extent necessary to protect Confidential Information and Trade Secrets, client relationships and goodwill. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable laws and public policies. Accordingly, if any particular portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such invalid portion, and reformed to the extent valid and enforceable. Such deletion and reformation shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.
(c)    Modification. No modification of this Agreement shall be valid unless made in a writing signed by both parties hereto, wherein specific reference is made to this Agreement.
(d)    Non-Waiver. The failure of either the Company or the Executive, whether purposeful or otherwise, to exercise in any instance any right, power, or privilege under this Agreement or under law shall not constitute a waiver of the same or any other right, power, or privilege in any other instance. Any waiver by the Company or by the Executive must be in writing and signed by either the Executive, if the Executive is seeking to waive any of his or her rights under this Agreement, or by the Chief Executive Officer of the Company, if the Company is seeking to waive any of its rights under this Agreement.
(e)    Binding Effect. This Agreement shall be binding upon the Executive, the Executive’s heirs, executors and administrators, and upon the Company, and its successors and assigns, and shall inure to the benefit of the Company, and its successors and assigns. This Agreement may not be assigned by the Executive. This Agreement may be enforced by the Company’s successors and assigns
(f)    Other Agreements Survive. The obligations of the Executive under this Agreement shall be independent of, and unaffected by, and shall not affect, other agreements, if any, binding the Executive which apply to the Executive’s business activities during and/or subsequent to the Executive’s employment by the Company. The obligations under this Agreement also shall survive any changes made in the future to the employment terms of Executive, including but not limited to changes in salary, benefits, bonus plans, job title and job responsibilities.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove set forth.

/s/ Alexander Moczarski
Guy Carpenter & Company LLC                Alexander Moczarski